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                                                                    Exhibit 99.3

                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER
                                       OF
                         TOWN SPORTS INTERNATIONAL, INC.

                          9-5/8% Senior Notes due 2011

      To Registered Holder and/or Participant of the Book-Entry Transfer
Facility:

      The undersigned hereby acknowledges receipt of the Prospectus, dated , 2003 (the "Prospectus") of Town Sports International, Inc., a New York corporation (the "Issuer"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Issuer's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus or the Letter of Transmittal.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to action to be taken by you relating to the Exchange Offer with respect to the $255,000,000 9-5/8% Senior Notes due 2011 (the "Notes") held by you for the account of the undersigned.

      The aggregate face amount of the Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

      $     of the 9-5/8% Senior Notes due 2011.

      With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[ ] TO TENDER the following Notes held by you for the account of the undersigned in the aggregate principal amount of (FILL IN AMOUNT, IF ANY):

      $     of the 9-5/8% Senior Notes due 2011.

[ ]   NOT TO TENDER any Notes held by you for the account of the undersigned.

      If the undersigned instructs you to tender the Notes held by you for the account of the undersigned, it is understood that you are authorized:

      (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that (i) the undersigned's principal residence is in the state
of (FILL IN STATE)        , (ii) the Exchange Notes to be acquired by the
undersigned and any Beneficial Owner(s) in connection with the Exchange Offer are being acquired by the undersigned and any Beneficial Owner(s) in the ordinary course of business of the undersigned and any Beneficial Owner(s),
(iii) the undersigned and each Beneficial Owner are not participating, do not participate, and have no arrangement or understanding with any person to
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participate, in the distribution of the Exchange Notes, (iv) the undersigned and each Beneficial Owner acknowledge and agree that any person participating in the Exchange Offer with the intention or for the purpose of distributing the Exchange Notes must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Act"), in connection with a secondary resale transaction of the Exchange Notes acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in no-action letters that are discussed in the section of the Prospectus entitled "The Exchange Offer" and (v) neither the undersigned nor any Beneficial Owner is an "affiliate," as defined in Rule 405 under the Act, of the Issuer;

      (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and

      (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Notes.

                                    SIGN HERE

Name of beneficial owner(s):

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Signature(s):

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Name (please print):

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Address:

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Telephone number:

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Taxpayer Identification or Social Security Number:

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Date:

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